                                                           Exhibit No. EX-99.g.4

                        SPECIAL CUSTODY ACCOUNT AGREEMENT

This Special Custody  Account  Agreement (the  "Agreement")  dated September 28,
2006,  among  Citigroup  Global Markets Inc. (the  "Broker"),  severally and not jointly,  each  separate  series listed on Appendix 4 attached  hereto (each,  a
"Customer") of Gartmore  Mutual Funds ("GMF"),  a Delaware  statutory  trust and registered investment company, and JPMorgan Chase Bank, N.A., a national banking association ("Custodian").

WHEREAS, Broker is a registered  broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act");

WHEREAS,  Customer  desires  from  time to time to  execute  various  securities transactions, including short sales, and in connection therewith has executed an
Institutional  Client Agreement and Prime Broker  Designation which provides for margin transactions; and

WHEREAS,  to facilitate  Customer's  transactions  in short sales of securities,
Customer and Broker desire to establish  procedures for the compliance  with the provisions  of  Regulations  T and X of the Board of  Governors  of the  Federal
Reserve  System,  the  margin  rules  of  various   exchanges,   self-regulatory
organizations and clearing corporations and other applicable margin requirements
("Margin Rules"); and

WHEREAS,  Custodian  maintains  custody accounts for Customer and is prepared to act as Custodian to hold collateral as a securities  intermediary (as defined in
Section 4(a) below) hereunder.

NOW, THEREFORE, Customer, Custodian and Broker hereby agree as follows:

1.   Definitions:  As used  herein,  the  following  terms have the meanings set forth below:

(a)  "Adequate Collateral" means Collateral having such value as is adequate, in the judgement of Broker,  under the Margin Rules and the internal  policies of Broker, to secure payment of the Secured Obligations.

(b)  "Advice from Broker" or "Advice" means a written notice sent to Customer or
     Custodian,  transmitted  in  accordance  with Section 8 below,  except that
     Advice for initial or additional Collateral may be given orally, so long as it is  promptly  confirmed  in writing.  With  respect to any short sale or
     Closing  Transaction,   the  Advice  from  Broker  shall  mean  a  standard
     confirmation  in use by Broker and sent to  Customer  and  Custodian.  With respect to  substitutions  or  releases of  Collateral,  Advice from Broker means a written  notice signed by Broker and sent to  Custodian.  When used herein, the term "Advise" shall refer to communicating Advice from Broker.

(c)  "Closing  Transaction"  means a transaction in which  securities  that have been sold short are purchased.

(d)  "Collateral"   means  cash  (denominated  in  US  Dollars)  and  government securities  (as  defined  in  Section  3(a)(42)(a)-(c)  of  the  Securities
     Exchange Act of 1934) and other margin eligible  securities or other assets acceptable  to  Broker  that are owned by  Customer  and  deposited  in the
     Account  (as  defined  in  Section  2(a)  below)  and  pledged to Broker as provided herein.

(e)  "Act of Insolvency"  means,  with respect to either  Customer or Custodian:
     (i) the  commencement  by such  party as debtor  of any case or  proceeding under any bankruptcy, insolvency, reorganization,  liquidation, moratorium, dissolution,  delinquency,  or  similar  law,  or such  party  seeking  the appointment or election of a receiver,  conservator,  trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors  for purposes of  commencing  any such case or proceeding or seeking such an  appointment  or election;  (ii)
     the  commencement  of any such case or  proceeding  against such party,  or another seeking such an appointment or election,  which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, or (C) is not dismissed within
     15 days;  (iii) the  making by such party of a general  assignment  for the benefit of  creditors;  or (iv) the  admission  in writing by such party of such party's inability to pay such party's debts as they become due.

(f)  "Client  Agreement"  means the  Institutional  Client  Agreement  and Prime
     Broker  Designation  each dated September 28, 2006, as it may be amended or supplemented from time to time, between Customer and Broker.

(g)  "Eligible  Depository"  means the  Depository  Trust  Company,  the Federal
     Reserve  book-entry  system  ("BES")  or any  other  securities  depository registered as a clearing agency under the 1934 Act.

(h)  "Entitlement order" means,  anything to the contrary  notwithstanding,  any
     Advice from Broker  communicated  to Custodian  and  directing  transfer or redemption  of any  financial  asset (as  defined  paragraph  4(d)  hereof)
     comprising Collateral shall constitute an "entitlement order" as defined in
     Section 8-102(a)(8) of Article 8 of NYUCC,  including a Notice of Exclusive
     Control (as defined below).

(i)  "Instructions from Customer" or "Instructions" means a request,  direction, or  certification  in writing signed by Customer and delivered to Custodian or Broker,  transmitted  in  accordance  with  Section 10 below.  When used herein,  the term "Instruct"  means the act of sending an Instruction  from
     Customer.

(j)  "NYUCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

(k)  "Notice of Exclusive Control" means a written notice delivered by Broker to
     Custodian stating that Broker is hereinafter  exercising  exclusive control over the Account (as defined in Section  2(a)  hereof)  with  respect to an individual Customer.

(l)  "Secured  Obligations" means any and all obligations of Customer to Broker, whether now or hereafter  from time to time arising,  in each case pursuant to the Client Agreement or this Agreement.

2.   Special Custody Account for Short Sales and Margin Transactions.

(a)  From time to time, Customer may place orders with Broker for the short sale of securities or for various other securities transactions entailing margin requirements.  For purposes of such transactions,  Custodian shall open one or (at the request of Broker) more accounts on its books entitled  "Special
     Custody  Account  for  Broker as  pledgee  of  Customer"  (the  "Account").
     Custodian shall hold in the Account all Collateral as shall be received and accepted  by it pursuant to the terms of this  Agreement.  Customer  hereby instructs  Custodian  that the  Collateral  provided  from  time to time by
     Customer  for an Account is to be accepted by Custodian  for delivery  into the Account and identified on  Custodian's  books and records as pledged by
     Customer to Broker as Collateral.

(b)  It is  understood  and agreed that (i) this  Agreement  shall  constitute a separate  agreement  among  Broker,  Custodian and each Customer as if such
     Customer had executed this Agreement  separately from the other  Customers,
     (ii) no Customer shall have any liability for the  obligations of any other
     Customer,  and  (iii) no  Customer  has any  power or  authority  to, or by entering into this Agreement  shall,  impose any liability on, or grant any interest  in,  the  assets  of any  other  Customer.  With  respect  to any
     Customer,  only  Accounts,  confirmations  and  similar  statements,  among
     Broker, Custodian and that Customer shall be deemed to refer to the Special
     Custody Account  Agreement as prepared  severally for such Customer and the term "this Agreement"  shall be construed as a separate  agreement for each such Customer.

(c)  Broker  and  Customer  hereby  authorize   Custodian  to  utilize  Eligible
     Depositories  to the extent  possible in connection with its performance of its duties hereunder.  Where Collateral eligible for deposit in an Eligible
     Depository is transferred to the Account,  Custodian  shall identify on its records as  belonging  to  Customer  and  pledged  to Broker a quantity  of securities in the  appropriate  Eligible  Depository.  Securities  and cash deposited in an Eligible  Depository  will be held in accounts that include only assets held by Custodian for its customers.

(d)  Any interest or  dividends  paid with  respect to the  Collateral  shall be credited to the Account as additional  Collateral  and shall be held in the
     Account as such until  released  therefrom in accordance  with the terms of this Agreement.

3.   Security Interest.  Customer hereby grants to Broker a continuing  security interest in and lien on all  Collateral  and any and all proceeds of any of
     the  Collateral.   The  Collateral   consisting  of,  or  held,  contained,
     evidenced,  represented  or reflected in or by, or related or arising from, any Account shall secure payment to Broker of the Secured Obligations.

4.   Custodian's Representations and Obligations:

(a)  Custodian is and will at all times remain,  and will at all times  maintain the Account and all other  Collateral  in its  capacity as (A) as "bank" as defined in Section 3(a)(6) of the 1934 Act, (B) a "securities intermediary"
     as defined in  Section  8-102 of Article 8 of the New York UCC,  and (C) as
     appropriate,  a  participant  in any Eligible  Depository,  as Broker shall agree.  Custodian will maintain any Collateral  held in its accounts at any
     Eligible  Depository  (including  an  omnibus  account)  separate  from any account in which Custodian maintains its own proprietary assets.  Custodian confirms  and agrees  that it will make  entries  on its books and  records showing Broker's  security  interest in the Collateral with respect to each
     Customer severally and not jointly.

(b)  Custodian shall hold the Collateral in the Account  separate and apart from any other property of Customer that Custodian may hold from time to time in accordance with the terms and conditions of this Agreement. Custodian shall maintain  accounts  and  records  for the  Collateral  in the Account for a particular  Customer  separate  from (i) the accounts and records for other
     Collateral of Customer held by Custodian, (ii) the account and records for, or the Collateral  of, any other Customer held by Custodian,  and (iii) any other  accounts  and  records  for other  property  in which  Broker has an interest.  Custodian  shall not deposit into the Account any cash,  assets, property, rights or items other than in accordance with this Agreement.

(c)  Custodian  represents  that the Collateral is not, and will not be, subject to (and Custodian hereby  irrevocably  waives) any lien,  charge,  security interest  or  other  right  or claim  of  Custodian  or any of  Custodian's creditors or any party claiming through Custodian;  provided, however, that
     Custodian  is  authorized  to charge the Account  for any  amounts  owed to
     Custodian (i) under Section 10 of this Agreement,  (ii) for the reversal of cash credited to the Special Custody Account as a result of  administrative or operational  errors,  or (iii) as a result of non-receipt of dividend or interest  payments.  Custodian  shall  have a  lien,  charge  and  security interest on any and all  Collateral  for any amount owing to Custodian from time to time under this  Agreement,  which lien  (except  for claims  under clauses  (ii)  and  (iii) of the  preceding  sentence)  shall be  expressly subordinated in right of payment to the Secured Obligations.

(d)  Custodian will treat all Collateral (other than cash) as "financial assets"
     (as defined in Section 8-102 of NYUCC) and will treat Broker as entitled to exercise  any and all  rights,  and to  benefit  from any and all  property
     interests,   that  comprise  such  financial  assets  (including,   without
     limitation,  the  rights  and  property  interests  constituting  "security entitlements"  with respect to such financial assets specified in Part 5 of
     Article 8 of the NYUCC). Custodian shall hold all Collateral solely for the
     benefit  of  Broker  (without  further  consent  by  Customer,   any  other
     entitlement holder or any third party),  shall accept  instructions only as to the  disposition  of Collateral and any other  "entitlement  orders" (as defined  in  Section  8-102 of NYUCC)  only from  Broker  and from no other person (whether from Customer,  any other entitlement holder or other third party). Custodian shall not pledge, repledge,  hypothecate or rehypothecate
     any  Collateral,   nor  comply  with  an  entitlement   order  of  Customer
     withdrawing  all or any portion of the  Collateral  from the  Account,  nor deliver  any  Collateral  from the  Account to  Customer,  nor pay any free credit  balances or other  amount  owing to Custodian  from  Customer  with respect  to the  Account  using  Collateral  in  the  Account  without  the receiving Advice from Broker or as otherwise provided in this Agreement.

(e)  As promptly as  practicable,  Custodian will provide Broker and Customer in writing, by facsimile, electronic link or overnight courier, with:

          (i)  daily and monthly statements detailing the type of Collateral and an indicative  valuation (based on market information provided by third parties and reasonably available to Custodian at such time)
               of the Collateral which Custodian holds in the Account; and

          (ii) prompt confirmation of all additions to, deliveries and transfers of Collateral to and from the Account.

(f)  Notwithstanding   anything  else  to  the  contrary   (including,   without
     limitation,  the terms of any confirmation issued by Custodian),  Custodian shall hold the Collateral as Custodian of Broker and Customer and shall not be  regarded  as  holding  it  as  an  escrow  agent.  Custodian  makes  no representations  as to the existence,  perfection or  enforceability of any security  interest,  charge,  lien or other  rights  of Broker in or to the
     Collateral;

(g)  Custodian shall have no duties or  responsibilities  except such duties and responsibilities as are specifically set forth in this Agreement.

5.   Margin on Short Sales

(a)  At or prior to the time that  Customer  shall  place an order for the short sale of securities, in addition to any other requirements Broker may impose on Customer in connection with short sales pursuant to the Client Agreement or otherwise,  Customer shall instruct  Custodian to transfer and Custodian shall  transfer to the Account  such  Collateral  as shall be  necessary to equal or exceed Adequate  Collateral.  Customer  represents and warrants to
     Broker that it owns the  Collateral  in the  Account  free and clear of all liens, claims, security interests and encumbrances (except those granted to
     Broker under this Agreement) and any securities  included in the Collateral shall be in good deliverable form (or Custodian shall have the power to put
     such  securities  in  good   deliverable   form)  in  accordance  with  the
     requirements  of the New York  Stock  Exchange  or such other  exchange  or exchanges as may be the primary market or markets for such securities.

(b)  Customer  shall  maintain  the value (as from  time to time  determined  by
     Broker in its  reasonable  judgement and notified by Broker to Customer) of all  Collateral  from time to time on deposit in the Account at least equal to Adequate  Collateral for the Secured  Obligations  (as from time to time determined by Broker in its reasonable  judgement and notified by Broker to
     Customer).  Upon  Advice  that the value of the  Collateral  in the Account shall at any time be less  than the  Adequate  Collateral  for the  Secured
     Obligations,  Customer shall immediately deposit additional Collateral with a value (so  determined)  sufficient  to remedy such  deficiency.  Customer agrees to  instruct  Custodian  (and  Custodian  agrees to comply with such
     Instructions)  as to the  Collateral  which  Custodian  is to  deposit  and maintain in the Account and to identify on Custodian's books and records as subject to Broker's  security  interest granted  hereunder.  All Collateral shall be held by Custodian as Custodian for Broker and may be released only in accordance with the terms of this Agreement or as required by applicable law.

(c)  Customer may, from time to time, substitute or exchange any Collateral held in the Account:  provided,  however,  that no  substitution  or exchange of
     Collateral in the Account will take place unless Customer first delivers to
     Broker, prior to such substitution or exchange,  notice and details of such substitution  or exchange  in  accordance  with  Section 9 below and Broker delivers  an  Advice  to  Custodian  in  accordance  with  Section  8 below authorizing  Custodian  to  deliver  Collateral  held  in  the  Account  to
     Customer, or as otherwise directed, in connection with such substitution or exchange.

(d)  Upon the request of Customer, Broker shall Advise Custodian and Customer of any  Collateral  in the  Account  in excess  of  Adequate  Collateral  then required  for the  Secured  Obligations.  At  Customer's  request  and upon
     Broker's  Advice,  such excess  shall be  transferred  from such Account to
     Customer.

6.   Default. In the event of (a) an Act of Insolvency;  (b) failure by Customer to maintain  Adequate  Collateral  or to comply with any other  obligations under this Agreement or the Client  Agreement;  or (c) failure of Custodian to comply with any obligation  under this Agreement,  Broker shall have the right to provide an Advice  (including  a Notice of  Exclusive  Control) to
     Customer and Custodian (provided,  however,  that no Advice or notice shall be required in the case of an Act of Insolvency), and may, no more than one business  day  after  transmittal  of such  Advice,  take any or all of the following  actions:  (i)  effect a Closing  Transaction;  (ii)  remove  any
     Collateral  from the Account or provide  Advice to Custodian to deliver any
     Collateral   free  of  payment  to  Broker;   (iii)  exercise  any  voting,
     conversion,  registration,  purchase or other  rights  with  respect to the
     Collateral;  (iv) collect,  including by legal action, any notes, checks or other  instruments  for the payment of money included in the Collateral and compromise or settle with any obligor of such instruments;  or (v) sell, in a commercially  reasonable manner, such Collateral as in Broker's judgement is reasonably  necessary for the protection of Broker's interests (it being understood that Custodian shall transfer the Collateral to Broker to enable
     Broker to execute such sale away from the Account). In addition, Broker may exercise any rights it may have under the Client  Agreement  and shall have any and all rights of a secured  party under  Articles 8 and 9 of the NYUCC or otherwise  available under applicable law. Broker shall promptly deliver an Advice to Customer of the results of any such sale or disposition  (plus any  costs,  charges  and  commissions  in  connection  with  such  sale or disposition) of Collateral and any resulting deficiency.

7.   Representations  and  Warranties.  Each of Customer,  Broker and  Custodian
     represents  and warrants as of the date hereof and as of each date on which
     Collateral is in the Account that:

(a)  it has duly executed and delivered  this  Agreement,  and has all requisite power,  authority  and  approval to enter into and perform its  obligations hereunder;

(b)  this  Agreement is its valid and legally  binding  obligation,  enforceable against  it in  accordance  with  its  terms,  subject  to  the  effect  of bankruptcy, insolvency,  reorganization,  moratorium and other similar laws relating  to or  affecting  creditors'  rights  generally  and  to  general equitable principles:

(c)  its execution, delivery and performance of this Agreement does not and will not  contravene,  or  constitute  a  default  under  any  provision  of its certificate  of  incorporation,  memorandum  and articles of association or by-laws (or equivalent  constituent documents) or any law under which it is constituted or in accordance with which it carries on its activities; and

(d)  all  authorizations,  consents,  approvals and notifications  necessary for such execution,  delivery and performance  have been obtained and remain in full force and effect,  and all conditions  thereof have been complied with and no other action by or in respect of, or filing with,  any  governmental body,  agency or official is required in  connection  with such  execution, delivery or performance.

     Customer further represents and warrants to Custodian that the Account will not be used for the settlement of securities  transactions for value;  that any delivery or transfer of securities  into or out of the Account shall be made free and without payment of any kind.

8.   Advice from  Broker.  Custodian  shall not transfer or deliver any property held in the  Account  other than in  accordance  with  Advice  from  Broker received by it from one of the persons or entities identified on Appendix 1 hereto (as amended from time to time by written  notice from Broker).  Upon receipt of such Advice from Broker,  Custodian shall transfer or deliver to such other account or entity as Broker may so advise such  Collateral  held in the Account,  less any amounts owed to Custodian  for services  provided pursuant to this  Agreement.  Custodian shall not be bound to inquire as to
     Broker's  entitlement  to issue such Advice,  but shall be entitled to rely upon and act upon them in the manner set out above.

9.   Authorized  Instructions  from  Customer.  Any of the  persons or  entities identified  on Appendix 2 hereto (as  amended  from time to time by written notice  from  Customer)  may  from  time to time  provide  Instructions  to
     Custodian   concerning   the  exercise  of  voting   rights,   conversions,
     subdivisions, consolidations, redemptions, takeovers, pre-emptions, options or other  similar  rights in  respect  of  securities  held as  Collateral, provided  that  Customer  shall  provide  Broker  with  notice  of any such
     Instruction,  in  accordance  with  Section 13 below.  Upon receipt of such
     Instructions, Custodian shall be entitled to act upon them. Instructions of
     Customer  includes  instructions  to Custodian from  Custodian  received by telecopy,  electronic link or other electronic means or such other means as may be agreed upon in writing by Customer and Custodian.

10.  Compensation  of Custodian.  Customer  shall pay Custodian for its services pursuant to this  Agreement such  compensation  as may from time to time be agreed in writing between Customer and Custodian.

11.  Limitation of Liability.  Neither the Broker nor Custodian  shall be liable for any losses, cost, damages, liabilities or expenses suffered or incurred by Customer as a result of any action taken or omitted to be taken pursuant to  this  Agreement,  save  to  the  extent  such  losses,  cost,  damages, liabilities or expenses  result from Broker's or  Custodian's,  as the case may be, wilful misconduct or gross negligence. Customer shall indemnify and hold Custodian harmless against any liability,  loss or expense arising out
     of   this   Agreement,    (including   reasonable   attorneys'   fees   and
     disbursements),  except  to the  extent  such  liability,  loss or  expense results from the negligence or wilful misconduct of Custodian.

     Anything in this  Agreement  to the contrary  notwithstanding,  in no event shall  Custodian  be  liable  to any party  for any  special,  indirect  or consequential damages of any kind whatsoever, whether or not forseeable and regardless  of the form of the  action  in which  any such  damages  may be claimed.

12.  Indemnification.  Customer agrees to indemnify Custodian and hold Custodian harmless  from and against any and all losses  sustained  or incurred by or asserted  against  Custodian  by reason of or as a result of any  action or inaction,  or arising out of Custodian's  performance under this Agreement, including  reasonable fees and expenses of counsel incurred by Custodian in connection  with a  successful  defence  of claims by  Customer  or Broker;
     provided,  however,  that Customer shall not indemnify Custodian for losses arising out of Custodian's negligence or wilful misconduct.

     As between Custodian and Broker, Broker hereby agrees to indemnify and hold
     Custodian harmless from any liability, loss or expense of Custodian arising under this Agreement  (including  reasonable  attorneys' fees), that may be imposed on or incurred by  Custodian  arising out of any action or omission of Custodian in accordance with any Advice, notice or instruction of Broker under this Agreement ("Broker's Indemnity Obligation");  provided, however, that Broker shall not be  obligated  to  indemnify  Custodian to the extent
     that  any  such  liability,   loss  or  expense  results  from  Custodian's
     negligence or wilful misconduct in its execution of any Advice from Broker.

     Customer  agrees to  indemnify  Broker and hold  Broker  harmless  from and against any and all losses  sustained  or  incurred by or asserted  against
     Broker as a result of  Broker's  Indemnity  Obligation,  to the extent that
     Broker's  Indemnity  Obligation  arises  out of or in  connection  with any information or report provided by Customer or its duly authorized agent for purposes of this Agreement ("Agent") to Broker, which is not accurate,  not true  or is  misleading  due to the  negligence  or  wilful  misconduct  of
     Customer or Agent; provided,  however, that Customer shall not be obligated to indemnify  Broker as a result of Broker's  Indemnity  Obligation  to the extent  that any such  liability,  loss or expense  results  from  Broker's negligence or wilful  misconduct in the provision of any Advice,  notice or instruction of Broker..

13.  Termination.

(a)  Any of the parties  hereto may  terminate  this  Agreement by 30 days prior written  notice  to the  other  parties,  sent by  certified  mail,  to the addresses  listed in Section 14 below.  If notice of  termination is given,
     Customer  and Broker  shall,  within 10 days  following  the giving of such notice,  deliver  to  Custodian  a  statement  in  writing  specifying  the successor  custodian or other person to whom  Custodian  shall transfer the
     Collateral. Custodian, subject to the satisfaction of any lien it may have, shall transfer the Collateral to the person so specified.

(b)  Nothwithstanding the foregoing:

          (i)  the status of any short sales, and of Collateral held at the time such notice is given  shall not be  affected by such  termination until the release of Collateral  pursuant to  applicable  laws or regulations or the rules of any  self-regulatory  organization to which Broker is subject;

          (ii) Customer  shall not be entitled to terminate  this Agreement with respect to any transactions  unless and until Customer shall have
               indefeasibly   paid  in  full  in  cash  to  Broker  all  Secured
               Obligations then  outstanding with respect to such  transactions;
               and

          (iii) Custodian  shall not be entitled  to  terminate  this  Agreement
               unless  and  to  the  extent   that,   immediately   before  such
               termination,  Customer shall have also been entitled to terminate this  Agreement in accordance  with (ii) above or the  Collateral shall  have  been  transferred  to  Broker  or  its  designee  in accordance with (a) above.

14.  Notice.  Written notices  hereunder shall be sent by facsimile or by telex.
     Such notices shall be sent to the parties at the addresses set out below:

     (a)  If to Broker:

         Citigroup Global Markets Inc.
         390 Greenwich Street, 5th floor
         New York, NY 10013
         Attention: Equity Prime Brokerage
         Telephone number: 212-723-7608
         Facsimile number:  212-723-5450

     (b)  If to Custodian:
          For purposes of the release of Collateral:

         JPMorgan Chase Bank, N.A.
         14201 North Dallas Parkway
         Dallas, Texas 75254-2916
         Attention: WSS Operations - Trade
         Telephone number: 469-477-8121
         Facsimile number: 469-477-8112

         For any other purpose:

         JPMorgan Chase Bank, N.A.
         3 Chase Metro Tech Center
         5th Floor
         Brooklyn, New York 11245
         Attention: Kevin D. Barry
         Telephone number: 718-242-1835
         Facsimile number 718-242-2064

     (c)  If to Customer:

         Gartmore Mutual Fund Capital Trust
         1200 River Road, Suite 1000
         Conshohocken, PA 19428
         Attention: Legal Department
         Telephone number: 484-530-1300
         Facsimile number: 484-530-1323

     Each of the parties may, in written  notice served on both of the others in accordance  with this  Section  13,  change  the  details  set out above in respect of notices to be served on itself.

15.  Governing  Law.  This  Agreement  shall be  governed  by and  construed  in accordance  with the laws of the  State of New  York.  Each of the  parties irrevocably submits to the exclusive  jurisdiction of the federal and state courts  in the  State of New York,  Borough  of  Manhattan  in  respect  to disputes  arising out of or in connection with this  Agreement.  Each party waives its right to a jury trial.

16.  Assignment.  No party may assign its interest in this  Agreement to a third party without the prior written consent of both parties.  Subject  thereto, this  Agreement  shall ensure to the benefit of, and shall be binding upon, their successors and assigns.

17.  Miscellaneous.

(a)  No amendment to this  Agreement  shall be effective  unless made in writing and signed by each of the parties hereto.

(b)  This  Agreement may be executed in one or more  counterparts,  all of which together shall constitute one and the same agreement.

(c)  Any  failure  or  delay by any  party in  exercising  any  right,  power or privilege in respect of this Agreement will not be presumed to operate as a waiver,  and a single or partial exercise of any right,  power or privilege will not be presumed to preclude any subsequent or further exercise of that right,  power or privilege  or the  exercise of any other  right,  power or privilege.  The rights,  remedies,  powers and privileges  provided in this
     Agreement are cumulative and not exclusive of any rights, remedies,  powers and privileges provided by law.

(d)  In case any  provision  in or  obligation  under  this  Agreement  shall be invalid,  illegal  or  unenforceable  in any  jurisdiction,  the  validity, legality and  enforceability  of the remaining  provisions shall not in any way be affected thereby.

(e)  Insofar as this Agreement  governs the respective rights and obligations of
     Customer  and  Custodian  with respect to the Account,  the  provisions  is
     Agreement  shall  be  supplemented  by  the  provisions  contained  in  the
     Custodian Agreement, by and between Customer and Custodian, entered into on
     April 4, 2003 (the "Custodian  Agreement");  except that, in the event of a conflict  between the terms of this Agreement and the Custodian  Agreement, the terms of this Agreement shall prevail.  Notwithstanding  the foregoing, nothing  contained  herein shall, or shall be deemed to, limit or expand or otherwise alter any of the provisions contained herein which affect Broker.

IN WITNESS  WHEREOF the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.

By:_____________________________

Name:___________________________
Title:__________________________

GARTMORE  MUTUAL  FUNDS,  on behalf of each  Customer  listed on Annex 4 hereto, severally and not jointly,

By:_____________________________

Name:___________________________
Title:__________________________

JPMORGAN CHASE BANK, N.A.

By:_____________________________

Name:___________________________
Title:__________________________

                                   APPENDIX 1

                               Authorized Persons
                                    of Broker

     Name             Title             Phone/Fax          Authorized
                                                           Signature

1.   _____________________________________________________________________

2.   _____________________________________________________________________

3.   _____________________________________________________________________

4.   _____________________________________________________________________

5.   _____________________________________________________________________

6.   _____________________________________________________________________

7.   _____________________________________________________________________

8.   _____________________________________________________________________

9.   _____________________________________________________________________

                                   APPENDIX 2

                               Authorized Persons
                                   of Customer

     Name             Title             Phone/Fax          Authorized
                                                           Signature

1.   _____________________________________________________________________

2.   _____________________________________________________________________

3.   _____________________________________________________________________

4.   _____________________________________________________________________

5.   _____________________________________________________________________

6.   _____________________________________________________________________

7.   _____________________________________________________________________

8.   _____________________________________________________________________

9.   _____________________________________________________________________

                                   APPENDIX 3

                               Authorized Persons
                                  of Custodian

     Name             Title             Phone/Fax          Authorized
                                                           Signature

1.   _____________________________________________________________________

2.   _____________________________________________________________________

3.   _____________________________________________________________________

4.   _____________________________________________________________________

5.   _____________________________________________________________________

6.   _____________________________________________________________________

7.   _____________________________________________________________________

8.   _____________________________________________________________________

9.   _____________________________________________________________________

                                   APPENDIX 4

                         Series of Gartmore Mutual Funds
                (each severally and not jointly, the "Customer")

Name of Series

1.   Gartmore Hedged Core Equity Fund

2.   Gartmore Market Neutral Fund

3.   _____________________________________________________________________

4.   _____________________________________________________________________

5.   _____________________________________________________________________

6.   _____________________________________________________________________

7.   _____________________________________________________________________

8.   _____________________________________________________________________

9.   _____________________________________________________________________